     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 1, 1999
                                                  REGISTRATION NUMBER 333-69979
===============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           THE MEN'S WEARHOUSE, INC.
             (Exact name of registrant as specified in its charter)


                                     TEXAS
         (State or other jurisdiction of incorporation or organization)


                                   74-1790172
                      (I.R.S. Employer Identification No.)


                              5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                                 (713) 592-7200
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                                  GARY CKODRE
                              5803 GLENMONT DRIVE
                              HOUSTON, TEXAS 77081
                                 (713) 592-7200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                               MICHAEL W. CONLON
                          FULBRIGHT & JAWORSKI L.L.P.
                           1301 MCKINNEY, SUITE 5100
                              HOUSTON, TEXAS 77010
                                 (713) 651-5427

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: NOT APPLICABLE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

 If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                          ---------------------------

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID
SECTION 8(A), MAY DETERMINE.

===============================================================================

                                EXPLANATORY NOTE

           Pursuant to its Registration Statement on Form S-3, as amended (Reg. No. 333-69979) (the "Registration Statement"), The Men's Wearhouse, Inc., a Texas corporation (the "Company"), registered shares of its common stock, $.01 par value (the "Common Stock"), having a maximum aggregate offering price of $74,937,500, in connection with the offer for resale of such shares of Common Stock as have been or will be issued to certain present and future shareholders of the Company upon the exchange by the holders of the Exchangeable Shares of Moores Retail Group Inc. which were issued in connection with the closing of the combination of the Company and Moores Retail Group Inc. on February 10, 1999 (the "Combination"). The Registration Statement was declared effective by the Commission on February 5, 1999.

           The Company has determined that 250,000 of the shares of Common Stock that were registered by the Registration Statement in connection with the Combination will remain unissued and can be removed from registration.

           Therefore, pursuant to the undertaking made by the Company required by Item 512(a)(3) of Regulation S-K, the Company files this Post-Effective Amendment No. 1 to the Registration Statement for the purpose of removing from registration 250,000 shares of the Company's Common Stock, which will not be issued in connection with the Combination.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 1, 1999.

                               THE MEN'S WEARHOUSE, INC.


                               By:      /s/ GEORGE ZIMMER
                                  -----------------------------------
                                            George Zimmer
                                      Chairman of the Board and
                                       Chief Executive Officer
                                    (Principal Executive Officer)


           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

       Signature                                         Title                                   Date
       ---------                                         -----                                   ----
   /s/ GEORGE ZIMMER               Chairman of the Board, Chief Executive Officer and        March 1, 1999
----------------------------                            Director
     George Zimmer                           (Principal Executive Officer)


           *                                     President and Director                      March 1, 1999
----------------------------
      David Edwab

  /s/ GARY G. CKODRE               Vice President-Finance and Principal Financial and        March 1, 1999
----------------------------        Accounting Officer (Principal Financial and
    Gary G. Ckodre                              Accounting Officer)

           *                             Executive Vice President and Director               March 1, 1999
----------------------------
  Richard E. Goldman

           *                        Senior Vice President - Real Estate and Director         March 1, 1999
----------------------------
   Robert E. Zimmer

           *                       Senior Vice President - Merchandising and Director        March 1, 1999
----------------------------
    James E. Zimmer

           *                        Executive Vice President - Planning and Systems,         March 1, 1999
----------------------------            Chief Information Officer and Director
     Harry M. Levy

           *                                            Director                             March 1, 1999
----------------------------
    Rinaldo Brutoco

       Signature                                         Title                                   Date
       ---------                                         -----                                   ----

           *                                            Director                             March 1, 1999
----------------------------
     Michael L. Ray

           *                                            Director                             March 1, 1999
----------------------------
    Sheldon I. Stein


* By:       /s/ GARY G. CKODRE
      --------------------------------
              Gary G. Ckodre
       As Attorney-In-Fact for each
         of the persons indicated